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                                                                    EXHIBIT 11.1
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COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE

(In millions, except per share data)

                                                                                        YEAR ENDED DECEMBER 31,
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                                                                                      1995       1994       1993
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
EARNINGS
  Income (loss) from continuing operations before cumulative effect of accounting
   changes applicable to common stock                                               $     371  $     406  $    (193)
  Total discontinued operations                                                           278        190        (75)
  Cumulative effect of accounting changes                                                  --         --         70
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  Net income (loss) available for common stock                                      $     649  $     596  $    (198)
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SHARES
  Average common shares outstanding                                                       277        280        277
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PRIMARY EARNINGS PER COMMON SHARE
  INCOME (LOSS) FROM CONTINUING OPERATIONS                                          $    1.34  $    1.45  $   (0.70)
  TOTAL DISCONTINUED OPERATIONS                                                          1.01       0.68      (0.27)
  CUMULATIVE EFFECT OF ACCOUNTING CHANGES                                                  --         --       0.25
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  NET INCOME (LOSS)                                                                 $    2.35  $    2.13  $   (0.72)
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

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